
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (1)      U S WEST, INC.
(UNAUDITED)

                       Quarter Ended              Year Ended
In millions, except    December 31,     %         December 31,   %
 per share amounts     1998    1997   Change   1998     1997   Change
-------------------- ------- -------  --------------  -------  ------

OPERATING REVENUES
 Local service      $1,408  $  1,277   10.3 $ 5,525  $  5,016   10.1
 Interstate access     714       638   11.9   2,816     2,666    5.6
 Intrastate access     206       153   34.6     822       761    8.0
 Long-distance
  network              184       164   12.2     779       885  (12.0)
 Directory services    342       318    7.5   1,277     1,197    6.7
 Other services        350       272   28.7   1,159       954   21.5
                     ----------------        -------- --------
Total operating rev. 3,204     2,822   13.5  12,378    11,479    7.8
                     ----------------        -------- --------
OPERATING EXPENSES
 Employee-related    1,133     1,038    9.2   4,312     3,953    9.1
 Other operating       746       750   (0.5)  2,818     2,587    8.9
 Depreciation & amort  574       547    4.9   2,199     2,163    1.7
                     ----------------        -------- --------
Total operating exp. 2,453     2,335    5.1   9,329     8,703    7.2
                     ----------------        -------- --------

Operating income       751       487   54.2   3,049     2,776    9.8

Interest expense       165       167   (1.2)    660       667   (1.0)
Gains on sales of rural
 telephone exchanges     -         -     -        -        77     -
Gain on sale of
 investment in Bellcore  -        53     -        -        53     -
Other expense           10        21  (52.4)     87        72   20.8
                     ----------------        -------- --------
Income before income
 taxes and extra-
 ordinary item         576       352   63.6   2,302     2,167    6.2

Income tax provision   208       125   66.4     866       802    8.0
                     ----------------        -------- --------
Income before
 extraordinary item    368       227   62.1   1,436     1,365    5.2

Extraordinary item:
 Early extinguishment
 of debt - net of tax    -         -     -        -        (3)    -
                     ----------------        -------- --------
PRO FORMA
 NET INCOME         $  368  $    227   62.1 $ 1,436  $  1,362    5.4
                     ================        ======== ========

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



















CONSOLIDATED PRO FORMA STATEMENTS OF INCOME, (1)     U S WEST, INC.
CONTINUED (UNAUDITED)

                       Quarter Ended              Year Ended
In millions, except    December 31,     %         December 31,   %
per share amounts      1998    1997   Change   1998     1997   Change
-------------------- ------- -------  --------------  -------  ------

Pro forma basic earnings per share:
Income before
 extraordinary item $ 0.73  $   0.45   62.2 $  2.86  $   2.73    4.8
Extraordinary item:
 Early extinguishment
 of debt                 -         -     -        -     (0.01)    -
                     ------- -------         -------  -------
Pro forma basic
 earnings per share $ 0.73  $   0.45   62.2 $  2.86  $   2.73 #  4.8
                     ================        ======== ========

Pro forma basic
 average shares
 outstanding         502.7     500.2    0.5   501.8     499.1    0.5
                     ================        ======== ========

Pro forma diluted earnings per share:
Income before
 extraordinary item $ 0.73  $   0.45   62.2 $  2.84  $   2.71    4.8
Extraordinary item:
 Early extinguishment
 of debt                 -         -     -        -     (0.01)    -
                     ------- -------         -------  -------
Pro forma diluted
 earnings per share $ 0.73  $   0.45   62.2 $  2.84  $   2.70    5.2
                     ================        ======== ========

Pro forma diluted
 average shares
 outstanding         508.0     503.7    0.9   506.2     507.6   (0.3)
                     ================        ======== ========

<F1>
(1) The separation of U S WEST, Inc. into two independent companies, U S WEST, Inc. ("New U S WEST") and MediaOne Group, Inc.,(the "Separation") occurred on June 12, 1998. The pro forma results for the years ended December 31, 1998 and 1997 and for fourth quarter 1997 give effect to the Separation, including the assumption of indebtedness and the issuance of shares in connection with the alignment of the directory business with New U S WEST, (the "Dex transaction"), as if the Separation had been consummated as of the beginning of the periods indicated.
<F2>
# Amount does not foot due to rounding of the individual components.

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